UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):
October 17, 2013

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

           On October 17, 2013 Inter Parfums, Inc., through its wholly-owned subsidiary, Inter Parfums USA, LLC (the "Company"), entered into an agreement to acquire certain assets of the fragrance division of Oscar de la Renta, LLC, the internationally renowned fashion house. Simultaneously, the firms entered into a worldwide and exclusive licensing agreement to create, produce and distribute perfumes and cosmetics under the Oscar de la Renta brand. The license is to run until December 31, 2025 with a 5 year optional term if certain requirements are met. Upon signing the agreement the Company paid an up-front entry fee of $5 million. The agreement is subject to certain minimum advertising expenditures and royalty payments as are customary in our industry. Financo LLC acted as the financial advisor to the Company in connection with this transaction.

            The transaction is expected to be completed and the license is to become effective by December 2, 2013, when the Company is to take over production and distribution of the existing Oscar de la Renta fragrance collections. The Company estimates that the purchase price for the inventory and certain assets will not be material.

            Statements in this report which are not historical in nature are forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved.  In some cases you can identify forward-looking statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would," or similar words.  You should not rely on forward-looking statements because actual events or results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors.  These factors include, but are not limited to, the risks and uncertainties discussed under the headings "Forward Looking Statements" and "Risk Factors" in Inter Parfums' annual report on Form 10-K for the fiscal year ended December 31, 2012 and the reports Inter Parfums files from time to time with the Securities and Exchange Commission.  Inter Parfums does not intend to and undertakes no duty to update the information contained in this report.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: October 18, 2013

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President and Chief Financial Officer